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                                                                    EXHIBIT 99.1

                              LETTER OF TRANSMITTAL

                  THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP
                          THE RESORT AT SUMMERLIN, INC.
                        1160 Town Center Drive, Suite 200
                             Las Vegas Nevada, 89124

Offer to Exchange its 13% Series B Exchange Senior Subordinated PIK Notes due 2007 ("New Notes"), which have not been registered under the Securities Act for any and all of its outstanding 13% Senior Subordinated PIK Notes due 2007 ("Old Notes"), pursuant to the Prospectus dated___________________, 1998.

         THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________________, 1998 OR SUCH LATER DATE AND TIME TO WHICH THE EXCHANGE OFFER MAY BE EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

                                       To:

           UNITED STATES TRUST COMPANY OF NEW YORK, Exchange Agent

                    Facsimile Transmission: (212) 780-0592

                           Confirm by telephone to:

                                (800)548-6565

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
           By Mail:                 By Overnight Courier:                    By Hand:
 United States Trust Company     United States Trust Company       United States Trust Company
         of New York                     of New York                       of New York
         P.O. Box 844              770 Broadway-13th Floor                111 Broadway
        Cooper Station            Corporate Trust Operations               Lower Level
   New York, NY 10276-0844                Department                    New York, NY 10006
(registered or certified mail         New York, NY 10003          Attn: Corporate Trust Services
         recommended)
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         DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET
FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

         PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS TO THIS LETTER, CAREFULLY BEFORE COMPLETING ANY BOX BELOW.